UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	July 17, 2008

TOR Minerals International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17321	74-2081929
(Commission File Number)	(IRS Employer Identification No.)

722 Burleson Street Corpus Christi, Texas	78402
(Address of Principal Executive Offices)	(Zip Code)

(361) 883-5591

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             OTHER EVENTS.

On July 17, 2008, TOR Minerals International (the "Company") issued a press release announcing the completion of its newest powder treatment center in Malaysia and changes to production and logistics operations designed to improve efficiencies and customer service worldwide.

Dr. Olaf Karasch, CEO of TOR Minerals said, "Making our Malaysian facility state-of-the-art enables TOR Minerals to better serve the rapidly growing Asian markets, and increase worldwide production and logistics efficiencies.  This enhanced efficiency has allowed the Malaysian plant to assume a significant portion of our Corpus HITOX® production.  TOR's Corpus facility now has increased capacity to focus on producing our newly introduced TIOPREM® colored pigments, which have received strong initial interest from customers."

TOR also announced that it will utilize two new warehouse locations in Norfolk, Virginia and Oakland, California to store HITOX and serve customers in the Northeastern and Northwestern regions of North America.  Having the ability to ship product directly from our Malaysian operations to these strategically located warehouses shortens delivery times and reduces freight costs for TOR's customers.  These changes should have a positive impact on our profitability and reduce our stocking requirements of synthetic rutile, thereby improving inventory turns and cash flows.

A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c) (d)	Shell company transactions. Not applicable. Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:
Exhibit Number Description 99.1 Press Release, dated July 17, 2008, announcing the completion of powder treatment center in Malaysia.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: July 23, 2008	/s/ BARBARA RUSSELL
Barbara Russell Acting CFO and Controller
EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 17, 2008, announcing the completion of powder treatment center in Malaysia.